UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2012

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 27, 2012, Heckmann Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Jefferies & Company, Inc. and Roth Capital Partners, LLC (the “Underwriters”), relating to the offer and sale of 18,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). All Shares were offered by the Company and were sold under the Company’s registration statement on Form S-3 (File No. 333-179518), as supplemented by the prospectus supplement filed on March 27, 2012 with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 2,730,000 shares of the Company’s common stock to cover over-allotments, if any.

The offering is expected to close on or about March 30, 2012, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Attached hereto as Exhibit 5.1 is the opinion of Reed Smith LLP relating to the legality of the Shares.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 27, 2012, by and between Heckmann Corporation and Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Roth Capital Partners, LLC

5.1	Opinion of Reed Smith LLP

23.1	Consent of Reed Smith LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: March 30, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 27, 2012, by and between Heckmann Corporation and Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Roth Capital Partners, LLC

5.1	Opinion of Reed Smith LLP

23.1	Consent of Reed Smith LLP (included as part of Exhibit 5.1)